Exhibit 3(i)

                    FRANKLIN ELECTRIC CO., INC.
          AMENDED AND RESTATED ARTICLES OF INCORPORATION



                              ARTICLE I

                                Name

The name of the Corporation is Franklin Electric Co., Inc.


                            ARTICLE II

                        Purposes and Powers

2.01. Purposes. The purposes for which the Corporation is formed are (a) to engage in the general business of manufacturing, production and selling products, and (b) without limitation, to engage in any and all lawful business or activity for which corporations may be incorporated under the Indiana Business Corporation Law, as may be amended from time to time (the "IBCL").

2.02. Powers. The Corporation shall have (a) the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, and (b) without limitation, all powers, rights and privileges granted to corporations by the IBCL.

                                  ARTICLE III

                               Term of Existence

        The period during which the Corporation shall continue is perpetual.

                                  ARTICLE IV

                    Registered Office and Registered Agent

The current street address of the Corporation's registered office is 400 East Spring Street, Bluffton, Indiana 46714, and the name of the Corporation's registered agent at that office is Dean W. Pfister.

                                 ARTICLE V

                          Amount of Capital Stock

The total number of shares into which the authorized capital stock of the Corporation is divided is 25,513,200 shares, 513,200 shares without par value and 25,000,000 shares with par value of $.10 per share.


                                  ARTICLE VI

                            Terms of Capital Stock

The shares of authorized capital stock are divided into classes as follows:

150,000 shares of Class A Cumulative Preferred Stock without par value (hereinafter sometimes referred to as "Class A Preferred Stock");

205,000 shares of Class B Cumulative Preferred Stock, without par value (hereinafter sometimes referred to as "Class B Preferred Stock");

58,200 shares of Class C Cumulative Preferred Stock, without par value (hereinafter sometimes referred to as "Class C Preferred Stock");

100,000 shares of Preference Stock, without par value (hereinafter sometimes referred to as "Preference Stock"); and

25,000,000 shares of Common Stock, par value $.10 per share (hereinafter sometimes referred to as "Common Stock").

The preferences, limitations and relative rights of each class are as follows:

      A.     Class A Preferred Stock

      (1) Dividend Rights. The holders of Class A Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors, out of any assets of the Corporation at the time legally available for the payment of dividends, cumulative preferential dividends at the rate of $9.50 per share per annum until and including February 15, 1993 and at the rate of $8.00 per share per annum thereafter, and no more, payable quarterly on the fifteenth day of each February, May, August and November in each year, and such dividends shall accrue on each share, whether or not earned or declared, from and after the date of issuance thereof.

So long as any Class A Preferred Stock remains outstanding, no dividends (either in cash, stock or property) shall be paid or declared, or declared and set apart for payment, on Common Stock or on any shares of any class of stock (or series thereof) of the Corporation ranking, as to dividend rights, junior to Class A Preferred Stock, nor shall any shares of any class of stock (or series thereof) of the Corporation ranking, as to dividend rights, junior to or on a parity with Class A Preferred Stock be purchased, redeemed or otherwise acquired for value by the Corporation, except for conversions of shares of Class B Preferred Stock into shares of Class A Preferred Stock, unless there shall have been declared and paid, or declared and set apart for payment, a sum sufficient for the payment of full dividends on all shares of Class A Preferred Stock at the time outstanding for all past dividend periods and for the then current dividend period. No dividends (either in cash, stock or property) shall be paid or declared, or declared and set apart for payment, on any shares of Class A Preferred Stock or on any shares of any class of stock (or series thereof) of the Corporation ranking, as to dividend rights, on a parity with Class A Preferred Stock for any dividend period unless at the same time a like proportion of dividends for the same or similar dividend period, ratably in proportion to the respective annual dividend rate fixed therefor, shall be paid or declared, or declared and set apart for payment, on all shares of Class A Preferred Stock and for all other shares of each class of stock (or series thereof) of the Corporation then outstanding ranking, as to dividend rights, on a parity with Class A Preferred Stock then outstanding and at the time entitled to receive such dividends. Accumulations of dividends shall not bear interest.

The dividend rights of Class A Preferred Stock shall be on a parity with the dividend rights of Class B Preferred Stock, Class C Preferred Stock and with each other class of stock (or series thereof) of the Corporation that may hereafter be created and which, by the terms thereof, is declared to be on a parity, as to dividend rights, with Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock. The dividend rights of Class A Preferred Stock shall be senior to the dividend rights of Common Stock.

     (2) Redemption at the Option of the Holders. The holder of each share of Class A Preferred Stock may, at his option, require that the Corporation redeem any or all shares of the holder's Class A Preferred Stock (i) at any time and from time to time after the death of Edward J. Schaefer and (ii) at any time and from time to time if such holder is an exempt organization for purposes of Section 501 (c)(3) of the Internal Revenue Code of 1986, at a cash price of $100 per share plus in each case all accrued and unpaid dividends thereon, whether or not declared, to the redemption date. Each holder of shares of Class A Preferred Stock calling for redemption shall surrender the certificate or certificates representing the shares of Class A Preferred Stock to be redeemed, duly endorsed, together with a written request for redemption specifying the number of shares to be redeemed and a redemption date not less than 60 nor more than 120 days after the request, to the Corporation, at the office of any transfer agent for the Class A Preferred Stock (or other place as may be designated by the Corporation) and shall thereupon be entitled to receive payment of the redemption price including all accrued and unpaid dividends thereon, whether or not declared, to the redemption date. If the Corporation redeems less than all of the shares represented by a surrendered certificate, the Corporation shall issue a new certificate representing the unredeemed shares.

Shares of Class A Preferred Stock redeemed by the Corporation shall no longer be outstanding and shall become authorized but unissued shares of Class A Preferred Stock, and all rights with respect to such shares shall cease at the close of business on the redemption date, except that the holders shall have the right to receive the redemption price therefor, including all accrued and unpaid dividends, whether or not declared, to the redemption date, without interest, upon surrender of their certificates therefor.

      (3) Redemption at the Call of the Corporation. Except as otherwise provided herein, the Corporation may redeem any or all shares of Class A Preferred Stock at its option by resolution of the Board of Directors, at any time and from time to time (i) after any transfer of record of any shares of Class A Preferred Stock to a holder other than Edward J. Schaefer, a lineal descendant of Edward J. Schaefer, a trust for the benefit of Edward J. Schaefer or a lineal descendant of Edward J. Schaefer, or The Schaefer Foundation, but such right of redemption shall be applicable only as to the shares of Class A Preferred Stock so transferred, or (ii) commencing eighteen months after the death of Edward J. Schaefer, one of the initial holders of Class A Preferred Stock, whichever is earlier, upon payment in cash, in respect of each share redeemed, of $100 plus in each case all accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption. In the event that the Corporation redeems less than all of the shares of Class A Preferred Stock outstanding at any one time, the Corporation shall select the shares to be redeemed pro rata (rounded to the nearest whole share). Not less than 20 nor more than 120 days prior to the date fixed for any entire or partial redemption of Class A Preferred Stock, the Corporation shall cause to be mailed a notice of redemption to the holders of record of the shares to be redeemed at their addresses as they appear on the stock register of the Corporation. The notice of redemption shall state the time and place of redemption and the redemption price and shall state that dividends on the shares to be redeemed will cease to accrue on the date fixed for redemption. Failure to mail a notice of redemption of particular shares of Class A Preferred Stock or a defect in such a notice or its mailing shall not affect the validity of the proceedings for the redemption of any other shares of Class A Preferred Stock.

At any time after the mailing of a notice of redemption, each holder of shares of Class A Preferred Stock called for redemption shall surrender his certificate representing such shares to the Corporation or its agent at the place designated in the notice of redemption. If the Corporation redeems less than all of the shares represented by a surrendered certificate, the Corporation shall issue a new certificate representing the unredeemed shares.
 If the Corporation has duly given notice of redemption and if funds necessary for the redemption are available on the date fixed for redemption, then notwithstanding that any holder has not surrendered his certificate representing shares called for redemption, such shares shall become authorized but unissued shares of Class A Preferred Stock, and all rights with respect to those shares shall cease at the close of business on the date fixed for redemption, except that holders shall have the right to receive the redemption price therefor, including all accrued and unpaid dividends, whether or not declared, to the date fixed for redemption, without interest, upon surrender of their certificates therefor.

     (4) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Class A Preferred Stock shall be entitled to receive from the assets of the Corporation a preferential amount equal to $100 per share plus all accrued and unpaid dividends thereon, whether or not declared, to the date of payment, before any distribution or payment shall be made to the holders of the Common Stock or of any class of stock (or series thereof) of the Corporation ranking junior, as to liquidation rights, to Class A Preferred Stock.

If upon such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to permit the payment in full of the amounts distributable to the holders of all shares of the Class A Preferred Stock and of all other shares of each class of stock (or series thereof) of the Corporation then outstanding with liquidation rights on a parity with, or senior to, the liquidation rights of Class A Preferred Stock, then the entire assets of the Corporation available for distribution to its shareholders, after providing for distribution to the holders of all shares of each class of stock (or series thereof) of the Corporation then outstanding with liquidation rights senior to Class A Preferred Stock, shall be distributed ratably among the holders of Class A Preferred Stock and the holders of each other class of stock (or series thereof) of the Corporation then outstanding with liquidation rights on a parity with the liquidation rights of Class A Preferred Stock.

The liquidation rights of Class A Preferred Stock shall be on a parity with the liquidation rights of Class B Preferred Stock, Class C Preferred Stock and each other class of stock (or series thereof) of the Corporation that may be created and which, by the terms thereof, is declared to be on a parity, as to liquidation rights with Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock. The liquidation rights of Class A Preferred Stock shall be senior to the liquidation rights of Common Stock.

The merger or share exchange of the Corporation with any other corporation, or a sale, lease or conveyance of all or substantially all of its assets, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this section.

      (5) Voting. Except as provided herein or as may be required by law, the holders of shares of Class A Preferred Stock shall have no voting rights, and such holders shall not be entitled to receive notice of any meeting at which they are not entitled to vote.

In addition to any other voting rights as a separate class or otherwise to which the holders of Class A Preferred Stock may be entitled by law, the holders of Class A Preferred Stock shall be entitled, voting together as a single class with the holders of Common Stock, Class B Preferred Stock, Class C Preferred Stock and any other class of stock (or series thereof) of the Corporation entitled to vote thereon, to one vote per share an such of the following matters that are required by the Indiana Business Corporation Law to be approved by holders of Common Stock(i) a merger, share exchange, business combination or control share acquisition of the Corporation, (ii) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation, (iii) a liquidation, dissolution or winding up of the Corporation, or (iv) a reclassification of the securities of the Corporation or a recapitalization or other similar transaction by the Corporation.

Following the occurrence and during the existence of a default in preference dividends, as the term "default in preference dividends" is hereinafter defined, each share of Class A Preferred Stock shall be entitled to one vote on each matter submitted to a vote of the shareholders of the Corporation.
For the purposes of this section, a "default in preference dividends" shall be deemed to have occurred whenever the amount of dividends in arrears upon any shares of Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock shall be equivalent to six (6) full quarterly dividends or more, and having so occurred, such default in preference dividends shall be deemed to exist thereafter until, but only until, all dividends in arrears, on all shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock then outstanding shall have been paid. The term "dividend in arrears" whenever used in this section with reference to Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock, shall be deemed to mean that amount which shall be equal to cumulative dividends at the rate expressed in these Articles of Incorporation for such preferred stock for all past quarterly dividend periods less the amount of all dividends paid, or deemed paid, for all such periods upon such preferred stock.

Shares of Class A Preferred Stock are not entitled to vote after notice of redemption has been mailed to the holders of Class A Preferred Stock and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders of Class A Preferred Stock the redemption price on surrender of the shares.

      (6) Priorities. So long as any Class A Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the aggregate number of the shares of Class A Preferred Stock at the time outstanding, create any other class or classes of stock (or series thereof) of the Corporation ranking prior to Class A Preferred Stock either as to dividends or distributions of assets, or amend, alter or repeal any of the provisions of these Articles of Incorporation so as adversely to affect the preferences, limitations and relative rights of Class A Preferred Stock. So long as any Class A Preferred Stock remains outstanding, Common Stock shall rank junior and be subject and subordinate to Class A Preferred Stock. Subject to the preferences, limitations and relative rights provided pursuant to this Article VI, each share of Class A Preferred Stock shall be of equal rank with each share of Class B Preferred Stock and each share of Class C Preferred Stock.

     (7) Authorized but Unissued Shares. Authorized but unissued shares of Class A Preferred Stock, including authorized but unissued shares that result from the redemption of shares by the Corporation pursuant to Sections A(2) and A(3) of this Article VI, and any shares of Class A preferred Stock which at any time shall be purchased or otherwise acquired by the Corporation shall not be reissued except upon conversion of shares of Class B preferred Stock. So long as any shares of Class B Preferred Stock shall be outstanding and not called for redemption the number of authorized but unissued shares of Class A Preferred Stock shall not be reduced below the number that would be required to be issued upon the conversion of all outstanding shares of Class B Preferred Stock.


B.    Class B Preferred Stock

      (1) Dividend Rights. The holders of Class B Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors, out of any assets of the Corporation at the time legally available for the payment of dividends, cumulative preferential dividends at the rate of $11.00 per share per annum until and including February 15, 1993 and at the rate of $9.50 per share per annum thereafter, and no more, payable quarterly on the fifteenth day of each February, May, August and November in each year, and such dividends shall accrue on each share, whether or not earned or declared, from and after the date of issuance thereof.

So long as any Class B Preferred Stock remains outstanding, no dividends (either in cash, stock or property) shall be paid or declared, or declared and set apart for payment, on Common Stock or on any shares of any class of stock (or series thereof) of the Corporation ranking, as to dividend rights, junior to Class B Preferred Stock, nor shall any shares of any class of stock (or series thereof) of the Corporation ranking, as to dividend rights, junior to or on a parity with Class B Preferred Stock be purchased, redeemed or otherwise acquired for value by the Corporation, except for conversions of shares of Class B Preferred Stock into shares of Class A Preferred Stock and for redemptions of Class A Preferred Stock pursuant to Section A(2) of this
Article VI unless there shall have been declared and paid, or declared and set apart for payment, a sum sufficient for the payment of full dividends on all shares of Class B Preferred Stock at the time outstanding for all past dividend periods and for the then current dividend period. No dividends (either in cash, stock or property) shall be paid or declared, or declared and set apart for payment, on any shares of Class B Preferred Stock or on any shares of any class of stock (or series thereof) of the Corporation ranking, as to dividend rights, on a parity with Class B Preferred Stock for any dividend period unless at the same time a like proportion of dividends for the same or similar dividend period, ratably in proportion to the respective annual dividend rate fixed therefor, shall be paid or declared, or declared and set apart for payment, on all shares of Class B Preferred Stock and for all other shares of each class of stock (or series thereof) of the Corporation then outstanding ranking, as to dividend rights, on a parity with Class B Preferred Stock then outstanding and at the time entitled to receive such dividends. Accumulations of dividends shall not bear interest.

The dividend rights of Class B Preferred Stock shall be on a parity with the dividend rights of Class A Preferred Stock, Class C Preferred Stock and with each other class of stock (or series thereof) of the Corporation that may hereafter be created and which, by the terms thereof is declared to be on a parity, as to dividend rights, with Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock. The dividend rights of Class B Preferred Stock shall be senior to the dividend rights of Common Stock.

     (2)  Redemption.   Except as otherwise provided herein, the Corporation
may redeem any or all shares of Class B Preferred Stock at its option by resolution of the Board of Directors, at any time and from time to time (i) after any transfer of record of any shares of Class B Preferred Stock to a holder other than Edward J. Schaefer, a lineal descendant of Edward J. Schaefer, a trust for the benefit of Edward J. Schaefer or a lineal descendant of Edward J. Schaefer, or The Schaefer Foundation, but such right of redemption shall be applicable only as to the shares of Class B Preferred Stock so transferred, or (ii) commencing three years after the death of Edward
J. Schaefer, one of the initial holders of Class B Preferred Stock, whichever is earlier, upon payment in cash, in respect of each share redeemed, of $100 plus in each case all accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption. In the event that the Corporation redeems less than all of the shares of Class B Preferred Stock outstanding at any one time, the Corporation shall select the shares to be redeemed pro rata (rounded to the nearest whole share). Not less than 20 nor more than 120 days prior to the date fixed for any entire or partial redemption of Class B Preferred Stock, the Corporation shall cause to be mailed a notice of redemption to the holders of record of the shares to be redeemed at their addresses as they appear on the stock register of the Corporation. The notice of redemption shall state the time and place of redemption and the redemption price and shall state that dividends on the shares to be redeemed will cease to accrue on the date fixed for redemption and that the right to convert the shares of Class B Preferred Stock to be redeemed will terminate on the date of the notice of redemption. Failure to mail a notice of redemption of particular shares of Class B Preferred Stock or a defect in such a notice or its mailing shall not affect the validity of the proceedings for the redemption of any other shares of Class B Preferred Stock.

At any time after the mailing of a notice of redemption, each holder of shares of Class B Preferred Stock called for redemption shall surrender his certificate representing such shares to the Corporation or its agent at the place designated in the notice of redemption. If the Corporation redeems less than all of the shares represented by a surrendered certificate, the Corporation shall issue a new certificate representing the unredeemed shares.
 If the Corporation has duly given notice of redemption and if funds necessary for the redemption are available on the date fixed for redemption, then notwithstanding that any holder has not surrendered his certificate representing shares called for redemption, such shares shall become authorized but unissued shares of Class B Preferred Stock, and all rights with respect to those shares shall cease at the close of business on the date fixed for redemption, except that holders shall have the right to receive the redemption price therefor, including all accrued and unpaid dividends, whether or not declared, to the date fixed for redemption, without interest, upon surrender of their certificates therefor.

Nothing in this section shall give any holder of Class B Preferred Stock the right to require the Corporation to redeem any or all shares of the stock.

     (3) Conversion. Subject to the limitations set forth below, at any time and from time to time, shares of Class B Preferred Stock may be converted, at the option of the holders thereof, in the manner hereinafter provided, into a like number of fully paid and nonassessable shares of Class A Preferred Stock; provided, however, that such right of conversion shall terminate as to shares of Class B Preferred Stock called for redemption by the Corporation on the date of the notice of redemption pursuant to Section B(2) of this Article VI unless default shall be made in the payment of the redemption price.

The right of the holders of Class B Preferred Stock to convert such stock into Class A Preferred Stock shall be subject to each of the following limitations:
(i) shares of Class B Preferred Stock may be converted into shares of Class A Preferred Stock only to the extent that at the time the shares of Class B Preferred Stock are surrendered for conversion, authorized but unissued shares of Class A Preferred Stock are available for issuance and such conversion would, if effected, result in no more than 150,000 shares of Class A Preferred Stock being issued and outstanding; (ii) from and after the date that an aggregate of 75,000 shares of Class B Preferred Stock shall have been converted into shares of Class A Preferred Stock, no further shares of Class B Preferred Stock shall be converted into shares of Class A Preferred Stock until the next calendar year, and no more than 10,000 shares of Class B Preferred Stock shall be converted into shares of Class A Preferred Stock in such next calendar year or in any one of the three succeeding calendar years, and no more than 25,000 shares of Class B Preferred Stock shall be converted into shares of Class A Preferred Stock in any one succeeding calendar year after such three succeeding calendar years; and (iii) shares of Class B Preferred Stock may be converted into shares of Class A Preferred Stock only to the extent that at the time shares of Class B Preferred Stock are surrendered for conversion the total assets of the Corporation equal or exceed by at least $5,000,000 the sum of its total liabilities (excluding for such purpose amounts payable with respect to Class A Preferred Stock and the shares of Class B Preferred Stock being surrendered for conversion) plus the amount that would be needed to redeem all of the then issued and outstanding shares of Class A Preferred Stock and the shares of Class A Preferred Stock issuable upon conversion of the shares of Class B Preferred Stock then surrendered for conversion.

In the event that the number of shares of Class B Preferred Stock surrendered for conversion shall exceed the number of such shares that may then be converted in accordance with any of the foregoing limitations, such number of shares as may be converted, selected from the holders thereof in the order in which surrendered, shall be converted into shares of Class A Preferred Stock, and the remainder shall be returned to the holders thereof. The inability or declination of the Corporation to convert shares of Class B Preferred Stock at any time by reason of any of the foregoing limitations shall not affect the convertibility of such shares at any other time.

Any conversion of Class B Preferred Stock into Class A Preferred Stock shall be made by the surrender to the Corporation, at the office of any transfer agent for the Class B Preferred Stock (or other place as may be designated by the Corporation), of the certificate or certificates representing the shares of Class B Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation) together with a written request for conversion.

All shares of Class B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the holders thereof to receive Class A Preferred Stock in exchange therefor.

     (4) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Class B Preferred Stock shall be entitled to receive from the assets of the Corporation a preferential amount equal to $100 per share plus all accrued and unpaid dividends thereon, whether or not declared, to the date of payment, before any distribution or payment shall be made to the holders of the Common Stock or of any class of stock (or series thereof) of the Corporation ranking junior, as to liquidation rights, to Class B Preferred Stock.

If upon such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to permit the payment in full of the amounts distributable to the holders of all shares of Class B Preferred Stock and of all other shares of each class of stock (or series thereof) of the Corporation then outstanding with liquidation rights on a parity with, or senior to, the liquidation rights of Class B Preferred Stock, then the entire assets of the Corporation available for distribution to its shareholders, after providing for distribution to the holders of all shares of each class of stock (or series thereof) of the Corporation then outstanding with liquidation rights senior to Class B Preferred Stock, shall be distributed ratably among the holders of Class B Preferred Stock and the holders of each other class of stock (or series thereof) of the Corporation then outstanding with liquidation rights on a parity with the liquidation rights of Class B Preferred Stock.

The liquidation rights of Class B Preferred Stock shall be on a parity with the liquidation rights of Class A Preferred Stock, Class C Preferred Stock and each other class of stock (or series thereof) of the Corporation that may be created and which, by the terms thereof, is declared to be on a parity, as to liquidation rights, with Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock. The liquidation rights of Class B Preferred Stock shall be senior to the liquidation rights of Common Stock.

The merger or share exchange of the Corporation with any other corporation, or a sale, lease or conveyance of all or substantially all of its assets, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this section.

     (5) Voting. Except as provided herein or as may be required by law, the holders of shares of Class B Preferred Stock shall have no voting rights, and such holders shall not be entitled to receive notice of any meeting at which they are not entitled to vote.

In addition to any other voting rights as a separate class or otherwise to which the holders of Class B Preferred Stock may be entitled by law, the holders of Class B Preferred Stock shall be entitled, voting together as a single class with the holders of Common Stock, Class A Preferred Stock, Class C Preferred Stock and any other class of stock (or series thereof) of the Corporation entitled to vote thereon, to one vote per share on such of the following matters that are required by the Indiana Business Corporation Law to be approved by holders of Common Stock: (i) a merger, share exchange, business combination or control share acquisition of the Corporation, (ii) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation, (iii) a liquidation, dissolution or winding up of the Corporation, or (iv) a reclassification of the securities of the Corporation or a recapitalization or other similar transaction by the Corporation.

Following the occurrence and during the existence of a default in preference dividends, as the term "default in preference dividends" is hereinafter defined, each share of Class B Preferred Stock shall be entitled to one vote on each matter submitted to a vote of the shareholders of the Corporation.
For the purposes of this section, a "default in preference dividends" shall be deemed to have occurred whenever the amount of dividends in arrears upon any shares of Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock shall be equivalent to six (6) full quarterly dividends or more, and having so occurred, such default in preference dividends shall be deemed to exist thereafter until, but only until, all dividends in arrears on all shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock then outstanding shall have been paid. The term "dividend in arrears' whenever used in this section with reference to Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock, shall be deemed to mean that amount which shall be equal to cumulative dividends at the rate expressed in these Articles of Incorporation for such preferred stock for all past quarterly dividend periods less the amount of all dividends paid, or deemed paid, for all such periods upon such preferred stock.

Shares of Class B Preferred Stock are not entitled to vote after notice of redemption has been mailed to the holders of Class B Preferred Stock and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders of Class B Preferred Stock the redemption price on surrender of the shares.

     (6) Priorities. So long as any Class B Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the aggregate number of the shares of Class B Preferred Stock at the time outstanding, create any other class or classes of stock (or series thereon of the Corporation ranking prior to Class B Preferred Stock either as to dividends or distributions of assets, or amend, alter or repeal any of the provisions of these Articles of Incorporation so as adversely to affect the preferences, limitations and relative rights of Class B Preferred Stock. So long as any Class B Preferred Stock remains outstanding, Common Stock shall rank junior and be subject and subordinate to Class B Preferred Stock. Subject to the preferences, limitations and relative rights provided pursuant to this Article VI, each share of Class B Preferred Stock shall be of equal rank with each share of Class A Preferred Stock and each share of Class C Preferred Stock.

     (7) Status of Reacquired Shares. The Corporation shall retire and cancel any shares of Class B Preferred Stock that it redeems, purchases or otherwise acquires, and such shares shall not be reissued.

C.	Class C Preferred Stock

     (1) Dividend Rights. The holders of Class C Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors, out of any assets of the Corporation at the time legally available for the payment of dividends, cumulative preferential dividends at the rate of $10.50 per share per annum, and no more, payable quarterly on the fifteenth day of each February, May, August and November in each year, and such dividends shall accrue on each share, whether or not earned or declared, from and after the date of issuance thereof.

So long as any Class C Preferred Stock remains outstanding, no dividends (either in cash, stock or property) shall be paid or declared, or declared and set apart for payment, on Common Stock or on any shares of any class of stock (or series thereof) of the Corporation ranking, as to dividend rights, junior to Class C Preferred Stock, nor shall any shares of any class of stock (or series thereof) of the Corporation ranking, as to dividend rights, junior to or on a parity with Class C Preferred Stock be purchased, redeemed or otherwise acquired for value by the Corporation, except for conversions of shares of Class B Preferred Stock into shares of Class A Preferred Stock, unless there shall have been declared and paid, or declared and set apart for payment, a sum sufficient for the payment of full dividends on all shares of Class C Preferred Stock at the time outstanding for all past dividend periods and for the then current dividend period. No dividends (either in cash, stock or property) shall be paid or declared, or declared and set apart for payment, on any shares of Class C Preferred Stock or on any shares of any class of stock (or series thereof) of the Corporation ranking, as to dividend rights, on a parity with Class C Preferred Stock for any dividend period unless at the same time a like proportion of dividends for the same or similar dividend period, ratably in proportion to the respective annual dividend rate fixed therefor, shall be paid or declared, or declared and set apart for payment, on all shares of Class C Preferred Stock and for all other shares of each class of stock (or series thereof) of the Corporation then outstanding ranking, as to dividend rights, on a parity with Class C Preferred Stock then outstanding and at the time entitled to receive such dividends. Accumulations of dividends shall not bear interest.

The dividend rights of Class C Preferred Stock shall be on a parity with the dividend rights of Class A Preferred Stock, Class B Preferred Stock and with each other class of stock (or series thereof) of the Corporation that may hereafter be created and which, by the terms thereof, is declared to be on a parity, as to dividend rights, with Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock. The dividend rights of Class C Preferred Stock shall be senior to the dividend rights of Common Stock.

     (2) Redemption. The Corporation may redeem any or all shares of Class C Preferred Stock at its option by resolution of the Board of Directors, at any time and from time to time from and after February 15, 1994, upon payment in cash, in respect of each share redeemed, of $100 plus in each case all accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption. In the event that the Corporation redeems less than all of the shares of Class C Preferred Stock outstanding at any one time, the Corporation shall select the shares to be redeemed pro rata (rounded to the nearest whole share). Not less than 20 nor more than 120 days prior to the date fixed for any entire or partial redemption of Class C Preferred Stock, the Corporation shall cause to be mailed a notice of redemption to the holders of record of the shares to be redeemed at their addresses as they appear on the stock register of the Corporation. The notice of redemption shall state the time and place of redemption and the redemption price and shall state that dividends on the shares to be redeemed will cease to accrue on the date fixed for redemption. Failure to mail a notice of redemption of particular shares of Class C Preferred Stock or a defect in such a notice or its mailing shall not affect the validity of the proceedings for the redemption of any other shares of Class C Preferred Stock.

At any time after the mailing of a notice of redemption, each holder of shares of Class C Preferred Stock called for redemption shall surrender his certificate representing such shares to the Corporation or its agent at the place designated in the notice of redemption. If the Corporation redeems less than all of the shares represented by a surrendered certificate, the Corporation shall issue a new certificate representing the unredeemed shares.
 If the Corporation has duly given notice of redemption and if funds necessary for the redemption are available on the date fixed for redemption, then notwithstanding that any holder has not surrendered his certificate representing shares called for redemption, such shares shall become authorized but unissued shares of Class C Preferred Stock, and all rights with respect to those shares shall cease at the close of business on the date fixed for redemption, except that holders shall have the right to receive the redemption price therefor, including all accrued and unpaid dividends, whether or not declared, to the date fixed for redemption, without interest, upon surrender of their certificates therefor.

     (3) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Class C Preferred Stock shall be entitled to receive from the assets of the Corporation a preferential amount equal to $100 per share plus all accrued and unpaid dividends thereon, whether or not declared, to the date of payment, before any distribution or payment shall be made to the holders of the Common Stock or of any class of stock (or series thereof) of the Corporation ranking junior, as to liquidation rights, to Class C Preferred Stock.

If upon such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to permit the payment in full of the amounts distributable to the holders of all shares of Class C Preferred Stock and of all other shares of each class of stock (or series thereof) of the Corporation then outstanding with liquidation rights on a parity with, or senior to, the liquidation rights of Class C Preferred Stock, then the entire assets of the Corporation available for distribution to its shareholders, after providing for distribution to the holders of all shares of each class of stock (or series thereof) of the Corporation then outstanding with liquidation rights senior to Class C Preferred Stock, shall be distributed ratably among the holders of Class C Preferred Stock and the holders of each other class of stock (or series thereof) of the Corporation then outstanding with liquidation rights on a parity with the liquidation rights of Class C Preferred Stock.

The liquidation rights of Class C Preferred Stock shall be on a parity with the liquidation rights of Class A Preferred Stock, Class B Preferred Stock and each other class of stock (or series thereof) of the Corporation that may be created and which, by the terms thereof, is declared to be on a parity, as to liquidation rights, with Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock. The liquidation rights of Class C Preferred Stock shall be senior to the liquidation rights of Common Stock.

The merger or share exchange of the Corporation with any other corporation, or a sale, lease or conveyance of all or substantially all of its assets shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this section.

     (4) Voting. Except as provided herein or as may be required by law, the holders of shares of Class C Preferred Stock shall have no voting rights, and such holders shall not be entitled to receive notice of any meeting at which they are not entitled to vote.

In addition to any other voting rights as a separate class or otherwise to which the holders of Class C Preferred Stock may be entitled by law, the holders of Class C Preferred Stock shall be entitled, voting together as a single class with the holders of Common Stock, Class A Preferred Stock, Class B Preferred Stock and any other class of stock (or series thereof) of the Corporation entitled to vote thereon, to one vote per share on such of the following matters that are required by the Indiana Business Corporation Law to be approved by holders of Common Stock: (i) a merger, share exchange, business combination or control share acquisition of the Corporation, (ii) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation, (iii) a liquidation, dissolution or winding up of the Corporation, or (iv) a reclassification of the securities of the Corporation or a recapitalization or other similar transaction by the Corporation.

Following the occurrence and during the existence of a default in preference dividends, as the term "default in preference dividends" is hereinafter defined, each share of Class C Preferred Stock shall be entitled to one vote on each matter submitted to a vote of the shareholders of the Corporation.
For the purposes of this section, a "default in preference dividends" shall be deemed to have occurred whenever the amount of dividends in arrears upon any shares of Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock, shall be equivalent to six (6) full quarterly dividends or more, and having so occurred, such default in preference dividends shall be deemed to exist thereafter until, but only until, all dividends in arrears, on all shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock shall have been paid. The term "dividend in arrears" whenever used in this section with reference to Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock shall be deemed to mean that amount which shall be equal to cumulative dividends at the rate expressed in these Restated Articles of Incorporation for such preferred stock for all past quarterly dividend periods less the amount of all dividends paid, or deemed paid, for all such periods upon such preferred stock.

Shares of Class C Preferred Stock are not entitled to vote after notice of redemption has been mailed to the holders of Class C Preferred Stock and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders of Class C Preferred Stock the redemption price on surrender of the shares.

     (5) Priorities. So long as any Class C Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the aggregate number of the shares of Class C Preferred Stock at the time outstanding, create any other class or class of stock (or series thereof) of the Corporation ranking prior to Class C Preferred Stock either as to dividends or distributions of assets or amend, alter or repeal any of the provisions of these Articles of Incorporation so as adversely to affect the preferences, limitations and relative rights of Class C Preferred Stock. So long as any Class C Preferred Stock remains outstanding, Common Stock shall rank junior and be subject and subordinate to Class C Preferred Stock. Subject to the preferences, limitations and relative rights provided pursuant to this Article VI, each share of Class C Preferred Stock shall be of equal rank with each share of Class A Preferred Stock and each share of Class B Preferred Stock.

     (6) Status of Reacquired Shares. The Corporation shall retire and cancel any shares of Class C Preferred Stock that it redeems, purchases or otherwise acquires, and such shares shall not be reissued.




D.     Preference Stock

     Shares of Preference Stock may be issued from time to time in one or more series, in such amounts and for such consideration as the Board of Directors may determine and with such preferences, limitations and relative rights as shall be determined and stated by the Board of Directors. Such preferences, limitations and relative rights shall be determined and stated for each such series of Preference Stock by resolution of the Board of Directors prior to the issuance of each of such series, which resolution shall authorize the issuance of such series and the authority for which is hereby granted to the Board of Directors of the Corporation. Without limiting the generality of the authority granted to the Board of Directors herein, the Board of Directors shall have the power, right and authority to determine the following preferences, limitations and relative rights:

     (1) Designation. The designation of each series, which designation shall be by distinguishing letter, number, title or combination thereof.

     (2)  Number.  The number of shares of any series to be issued.

     (3) Dividend Source, Rate and Dates. The source, rate and dates of any dividends payable with respect to shares of any series; provided, however, that no dividends shall be payable upon the shares of Preference Stock to the extent that (i) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the Corporation's total assets would be less than the sum of its total liabilities plus (unless otherwise provided in these Articles of Incorporation) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.

     (4) Dividend Accumulations. Whether any dividends which may be payable with respect to shares of any series shall be cumulative; and, if they shall be cumulative, then the dates from which such dividends shall start to cumulate.

     (5) Dividend Preferences. The preference or preferences, if any, to be accorded dividends payable with respect to shares of any series.


     (6) Redemption. The redemption rights and prices, if any, with respect to shares of any series.

     (7) Sinking Fund. The terms and amount of any sinking fund provided for the redemption of shares of any series.

     (8) Rights of Purchase. The rights, if any, of the Corporation to purchase for retirement, other than by way of redemption, shares of any series, and the terms and conditions of any such purchase rights.

     (9) Conversion. Whether or not the shares of any series shall be convertible into Common Stock or into shares of stock of any other series or number of series or into any other security; and, if so, the conversion price or prices, any adjustments thereof and/or any other terms and conditions upon which such conversion may be effected.

     (10) Liquidation. The preference or preferences, if any, with respect to shares of any series entitled to receive the net assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

     (11) Voting. The voting rights, if any, to which the holders of the shares of Preference Stock may be entitled.

      E.    Series I Junior Participating Preference Stock.

      This Section E of this Article VI hereby creates a series of Preference Stock and hereby states the designation and number of shares, and fixes the relative powers, preferences and rights of such series.

     (1) Designation and Amount. The shares of such series shall be designated as "Series I Junior Participating Preference Stock" (the "Series I Preference Stock") and the number of shares constituting the Series I Preference Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series I Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series I Preference Stock.

      (2)  Dividend Rights.

     Subject to the rights of the holders of any shares of any series of Preference Stock (or any similar shares) ranking prior and superior to the Series I Preference Stock with respect to dividends, the holders of Series I Preference Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $16.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series I Preference Stock or fraction of a Series I Preference Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series I Preference Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

The Corporation shall declare a dividend or distribution on the Series I Preference Stock as provided in this paragraph 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $16.00 per share on the Series I Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

Dividends shall begin to accrue and be cumulative on outstanding Series I Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series I Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series I Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series I Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     (3)  Redemption.  The Series I Preference Stock shall not be redeemable.

     (4) Conversion. The Series I Preference Stock shall not be convertible into Common Stock or shares of any other series of any other class of preferred stock of the Corporation ("Preferred Stock") or Preference Stock unless the terms of any such series provide otherwise.

     (5) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made, (i) to the holders of stock ranking junior (either as to dividends or upon liquidation) to the holders of Series I Preference Stock unless, prior thereto, the holders of Series I Preference Stock shall have received from the assets of the Corporation a preferential amount equal to $5,000 per share plus all accrued and unpaid dividends thereon, whether or not declared, to the date of payment, provided that the holders of Series I Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preference Stock, except distributions made ratably on the Series I Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such stock are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series I Preference Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (6) Voting. Except as provided herein or as may be required by law, holders of Series I Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common stock as set forth herein) for taking any corporate action.

In addition to any other voting rights as a separate class or otherwise to which the holders of Series I Preference Stock may be entitled by law and subject to the provision for adjustment hereinafter set forth, each share of Series I Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Series I Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Except as otherwise provided herein, in any other provisions of the Restated Articles of Incorporation of the Corporation creating a series of Preferred Stock or Preference Stock or any similar stock, or by law, the holders of Series I Preference Stock and the holders of Common stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

If at the time of any annual meeting of shareholders for the election of directors a "default in preference dividends," (as that term is hereinafter defined), on the Series I Preference Stock shall exist, the number of directors constituting the Board of Directors of the Company shall be increased by two (2), and the holders of the Series I Preference Stock and any other series of Preference Stock (whether or not the holders of such stock would be entitled to vote for the election of directors if such default in preference dividends did not exist) shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two (2) directors of the Company to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series I Preference Stock. Each director elected by the holders of Series I Preference Stock and any other series of Preference Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding Series I Preference Stock and any other series of Preference Stock voting together as a single class without regard to series, at a meeting of the shareholders or of the holders of Series I Preference Stock and any other series of Preference Stock called for the purpose. So long as a default in any preference dividends on the Series I Preference Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding Series I Preference Stock and any other series of Preference Stock voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Company shall be reduced by two
(2). For the purposes hereof, a "default in preference dividends" on the Series I Preference Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Series I Preference Stock shall be equivalent to six (6) full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all Series I Preference Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

      (7)  Certain Restrictions.

      (a) Whenever quarterly dividends or other dividends or distributions payable on the Series I Preference Stock as provided in paragraph 2 of this Section E are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series I Preference Stock outstanding shall have been paid in full, the Corporation shall not:

             (i) declare or pay dividends, or make any other distributions, on any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preference Stock;

             (ii) declare or pay dividends, or make any other distributions, on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preference Stock, except dividends paid ratably on the Series I Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such stock are then entitled;

             (iii) redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Preference Stock; or

             (iv) redeem or purchase or otherwise acquire for consideration any Series I Preference Stock, or any stock ranking on a parity with the Series I Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any stock of the Corporation unless the Corporation could, under paragraph 7(a) of this Section E, purchase or otherwise acquire such stock at such time and in such manner.

     (8) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series I Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series I Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (9)  Priorities.	So long as any Series I Preference Stock remains
outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the outstanding Series I Preference Stock, voting together as a single class, amend, alter or repeal any of the provisions of these Restated Articles of Incorporation so as adversely to affect the preferences, limitations and relative rights of Series I Preference Stock. So long as any Series I Preference Stock remains outstanding, Series I Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to any other series of any other class of Preference Stock, unless the terms of any such series shall provide otherwise.

     (10) Status of Reacquired Shares.	The Corporation shall retire and
cancel any shares of Series I Preference Stock that it redeems, purchases or otherwise acquires. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth in the restated Articles of Incorporation creating a series of Preference Stock or as otherwise required by law.

	F.	Common Stock.

(1)  Dividend Rights.	Subject to the rights of all stock of the Corporation
ranking, as to dividends, senior to Common Stock, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared by the Board of Directors of the Corporation from time to time and paid on Common Stock out of any assets of the Corporation at the time legally available for the payment of dividends.

(2)  Liquidation.	In the event of any voluntary or involuntary liquidation,
dissolution or winding up of the Corporation, the holders of the shares of Common Stock shall be entitled to share ratably in the assets of the Corporation remaining after all distributions or payments shall have been made to the holders of any class of stock (or series thereof) of the Corporation ranking senior, as to liquidation rights, to Common Stock.

The merger or share exchange of the Corporation with any other corporation, or a sale, lease or conveyance of all or substantially all of its assets, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this section.

(3)  Voting.	Except as provided herein or as may be required by law, all
voting power shall vest exclusively in the holders of shares of Common Stock.
 Each share of Common Stock shall be entitled to one vote on each matter submitted to a vote of the shareholders of the Corporation.

D.	Distributions to Shareholders.

The Board of Directors may authorize and the Corporation may make distributions to its shareholders if, after giving the distribution effect,
(a) the Corporation would be able to pay its debts as they become due in the usual course of business and, (b) the Corporation's total assets would be greater than its total liabilities, without regard to any amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

	                              ARTICLE VII

	                      Voting Rights of Common Stock

7.01.  Common Stock.	Every holder of shares of common stock shall have the
right, at every shareholders' meeting, to one vote for each share of common stock standing in his name on the books of the Corporation, except as otherwise provided in the IBCL.

	                             ARTICLE VIII

	                              Directors

8.01.  Number.	The number of Directors shall be not less than three (3) nor more than eleven (11) and the exact number may from time to time be fixed by the By-laws. If the By-laws do not fix the number of Directors, then the number of Directors shall be five (5).

8.02.  Classes of Director.	The By-laws may provide that the Directors shall
be divided into two (2) or three (3) classes, with each class containing one-half (1/2) or one third (1/3) of the total, with an equal number of Directors or as near equal as may be, and whose terms of office shall expire at different times. If Directors are divided into classes, the terms of the Directors in the first class shall expire at the first annual shareholders' meeting after their election, the terms of the second class shall expire at the second annual shareholders' meeting after their election, and the terms of the third class, if any, shall expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting thereafter, Directors shall be chosen for a term of two (2) years or three (3) years, as the case may be, to succeed those whose term expire. If the By-laws provide for a classified Board, then prior to the completion of their term of office, a Director may be removed, with or without cause, only at a meeting of the shareholders called and held for that purpose, by the affirmative vote of the holders of outstanding shares of not less than two-thirds (2/3) of the shares entitled to vote, by class, if applicable. Directors need not be shareholders. A majority of the Directors at any time shall be citizens of the United States.

8.03.  Vacancies.	Vacancies occurring in the Board of Directors shall be
filled in the manner provided in the By-laws, or if the By-laws do not provide for the filling of vacancies then in the manner provided by Indiana law. The By-laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

8.04.  Removal of Directors.	Prior to the completion of their term of office,
and subject to the provisions of Section 8.02, a Director may only be removed by the shareholders, and in the manner as provided under the IBCL.

	                               ARTICLE IX

	                   Provisions for Regulation of Business And
	                       Conduct of Affairs of Corporation


9.01.  Shareholder Meetings and Board Meetings.	Meetings of the shareholders
may be held either at the principal office of the Corporation in the State of Indiana or at any other place, within or without the State of Indiana, as provided by the By-laws of the Corporation and the notices of such meetings. Meetings of the Board of Directors may be held at such place, either within or without the State of Indiana, as may be authorized by the By-laws.

9.02.  Powers of Board. 	In addition to the powers and authorities
hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the IBCL. The Board of Directors shall have the exclusive power to make, amend, repeal or waive By-laws and the provisions thereof.

9.03.  Nonliability of Shareholders.	Shareholders of the Corporation are not
personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debt.

9.04.  Interests of Directors.

(a)	A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

(1)	The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a Committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

(2)	The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

(3)	The transaction was fair to the Corporation.

(b)	For purposes of this Section 9.04, a Director of the Corporation has an indirect interest in a transaction if:

(1)	another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction, or

(2)	another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

(c)	For purposes of Section 9.04(a)(1), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single
Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 9.04. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 9.04(a)(1), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

(d)	For purposes of Section 9.04(a)(2), shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 9.04(b), may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.

(e)	This Section 9.04 shall not be construed to require authorization, ratification, or approval by the shareholders of any transaction or to invalidate any transaction that would otherwise be valid under common or statutory law.


	                                ARTICLE X

	                            Amendment or Repeal

10.01.  Amendment or Repeal: Certain Provisions.	Any amendment or repeal of
all or any part of this Article X and of Sections 8.01 and 8.02 of Article
VIII, shall require the affirmative vote of the holders of outstanding shares of not less than two-thirds (2/3) of the shares entitled to vote, by class, if applicable.

10.02.  Amendment or Repeal: Other Provisions.	Except as is otherwise
expressly provided in Section 10.01, all other provisions of the Articles of Incorporation, as amended, may be amended or repealed in the manner now or hereafter permitted by law, and all rights conferred upon shareholders by these Articles of Incorporation, as amended, are conferred subject to this reservation.